UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2013

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD

CHANDLER, AZ 85286

(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

The information set forth in this Item 7.01 is intended to be furnished under Item 7.01 of Form 8-K (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

To satisfy its obligations under Regulation FD, Amkor Technology, Inc. is furnishing updated information regarding certain selected financial information that is separately being provided to investors. The disclosure is furnished herewith as Exhibit 99.1.

ITEM 8.01 Other Information

On May 15, 2013, Amkor Technology, Inc (“Amkor”) issued a press release announcing the commencement of an offer to exchange any and all of its $250.0 million outstanding aggregate principal amount of 6.00% Convertible Senior Subordinated Notes due 2014. The press release is filed as Exhibit 99.2 hereto and incorporated by reference into this Item 8.01.

On May 15, 2013, Amkor issued a press release announcing its intention to offer $200,000,000 aggregate principal amount of 6.375% Senior Notes due 2022. The press release is filed as Exhibit 99.3 hereto and incorporated by reference into this Item 8.01.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Investor Presentation, which is furnished (not filed) herewith.

99.2	Press release announcing commencement of exchange offer, issued by Amkor Technology, Inc. on May 15, 2013.

99.3	Press release announcing proposed offering of senior notes, issued by Amkor Technology, Inc. on May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit	Description

99.1	Investor Presentation, which is furnished (not filed) herewith.

99.2	Press release announcing commencement of exchange offer, issued by Amkor Technology, Inc. on May 15, 2013.

99.3	Press release announcing proposed offering of senior notes, issued by Amkor Technology, Inc. on May 15, 2013.

4